Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File number 333-275499) of Xcelerate Inc. (the “Company”) of our report dated July 18, 2024, relating to the financial statements of the Company, which appear in this Amendment No. 2 to Registration Statement on Form S-1.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

July 19, 2024

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com